UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by registrant	☒	Filed by a Party other that the Registrant	☐
________________________________
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒	Definitive Proxy Statement (As amended only to include Appendix A, inadvertently omitted from prior filing)

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

TOWER FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and O-11

1.	Title of each class of securities to which transaction applies

2.	Aggregate number of securities to which transaction applies.

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4.	Proposed maximum aggregate value of transaction.

5.	Total fee paid.

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by the Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule, or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

TOWER FINANCIAL CORPORATION

To our Shareholders:

You are cordially invited to attend the Annual Meeting of our shareholders, which will be held on Tuesday, April 18, 2006 at 5:30pm eastern standard time in the lobby of Tower Bank and Trust Company, 116 East Berry Street, Fort Wayne, Indiana, 46802.

Enclosed is your proxy statement and proxy card, together with the Annual Report to Stockholders for 2005. We urge you to complete, sign, date, and return the enclosed proxy in the accompanying pre-addressed, postage paid envelope as promptly as possible, whether you plan to attend the meeting or not.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Donald F. Schenkel
_______________
Donald F. Schenkel
Chairman and Chief Executive Officer

March 10, 2006

TOWER FINANCIAL CORPORATION
116 EAST BERRY STREET
FORT WAYNE, INDIANA 46802

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 18, 2006

TO THE SHAREHOLDERS OF
TOWER FINANCIAL CORPORATION

The 2006 Annual Meeting of Shareholders of Tower Financial Corporation will be held in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana 46802 on Tuesday, April 18, 2006 at 5:30 p.m., Fort Wayne time, for the purpose of considering and voting upon the following matters:

1.	To elect for Class II directors whose terms will expire in 2009;
2.	To ratify the appointment of Crowe Chizek and Company LLC as Tower Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006;
3.	To approve our 2006 equity incentive plan;
4.
To approve an amendment to our 1998 and 2001 Stock Option and Incentive Plans, permitting stock options to be paid for, subject to Compensation Committee approval, either in cash or by the “net exercise” method; and

5.	OTHER BUSINESS. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

All shareholders of record at the close of business on Friday, February 10, 2006 will be entitled to vote at the meeting.

We urge you to complete, sign, date and return the enclosed proxy in the accompanying pre-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person. If you attend the meeting, you may revoke your proxy and vote in person. We urge you to vote as soon as possible to ensure that your vote will be properly recorded and counted.

The Company’s Annual Report for the year ended December 31, 2005, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission (except for exhibits), is enclosed herewith.

By Order of the Board of Directors,

/s/ Donald F. Schenkel
Donald F. Schenkel
Chairman of the Board, President & Chief Executive Officer

Fort Wayne, Indiana
March 10, 2006

This Notice and Proxy Statement are first being sent to shareholders on or about March 10, 2006.

TOWER FINANCIAL CORPORATION
116 EAST BERRY STREET
FORT WAYNE, INDIANA 46802

PROXY STATEMENT
Annual Meeting of
Shareholders
April 18, 2006

VOTING AND OTHER MATTERS

General

This Proxy Statement is being furnished to shareholders of Tower Financial Corporation (the “Company”) in connection with the solicitation of proxies by our Board of Directors, to be voted at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) on Tuesday, April 18, 2005 at 5:30 p.m., Fort Wayne time, in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana 46802, and at any and all adjournments and postponements thereof.

Record Date and Outstanding Shares

Only shareholders of record at the close of business on February 10, 2006 will be entitled to vote at the 2006 Annual Meeting. As of that record date, we had 4,007,936 shares of common stock outstanding, each entitled to one vote on each matter to be acted on at the Annual Meeting. There is no cumulative voting.

Information About the Annual Meeting and Voting

You may revoke your proxy and change your vote at any time before its exercise. If you execute more than one proxy, the proxy having the latest date will revoke any earlier proxies. If you voted by proxy but attend the Annual Meeting, you will be given the opportunity to revoke your proxy and vote in person. Unless revoked, your proxy will be voted at the Annual Meeting in accordance with your instructions.

With respect to all shares you hold in your own name, if you do not provide instructions or send in your proxy, your shares will be voted FOR Proposal 1 (the election as directors of all nominees listed under “Election of Directors”); FOR Proposal 2 (the “Ratification of Outside Accountants”); FOR Proposal 3 (the approval of our 2006 Equity Incentive Plan); FOR Proposal 4 (the amendment of our 1998 and 2001 Stock Option and Incentive Plans to permit option exercises to be paid for in cash or by the “net exercise” method); and FOR discretionary authority to vote on any other matter to properly come before the meeting. In the election of directors (Proposal 1), you may vote “FOR” all the director nominees or your vote may be “WITHHELD” from one or more nominees. For all other proposals, you may vote “FOR” or “ABSTAIN.”

With respect to shares held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record owner of your shares, is required to vote your shares in accordance with your instructions. In order to vote these shares, however, you will need to follow your bank’s or brokerage firm’s directions. Under applicable New York Stock Exchange Rules, if you do not provide your voting instructions, your bank or broker will only be able to exercise its discretion and vote your shares with respect to Proposals 1 and 2 but not with respect to Proposals 3 and 4. Therefore, your failure to instruction your bank or broker on how to vote regarding Proposals 3 and 4 would be treated as a “broker non-vote,” counted only in determining the presence of a quorum but not considered as present and entitled to vote on those proposals. Abstentions would be similarly treated.

If you own shares through the Tower Financial Corporation 401(k) Plan, your proxy will also serve as a voting instruction for Tower Bank & Trust Company, the administrator of the Plan, with respect to shares of Tower Financial Corporation common stock attributable to your 401(k) account as of the record date.

Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Ratification of Outside Accountants, as well as approval of the 2006 Equity Incentive Plan and the amendments to the 1998 and 2001 Stock Option and Incentive Plans will be approved if the votes cast “for” exceed those opposing each proposal.

You may vote in one of three ways: (1) by mail (by completing and signing the proxy card that accompanies this proxy statement); (2) by telephone (by following the “Vote by Telephone” instructions set forth on the enclosed proxy card); and (3) in person (by delivering your completed proxy card or a ballot if you attend the Annual Meeting).

In order for business to be conducted at the Annual Meeting with respect to a particular matter, a quorum (a majority of the shares of common stock issued, outstanding and entitled to vote, or 2,003,969 shares) must be present in person or by proxy.

Other Matters

The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxy in accordance with their judgment.

The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, facsimile, e-mail and personal contacts. Directors, officers, or regular employees of the Company or its subsidiaries may solicit proxies without additional compensation. We may need engaged Georgeson Shareholder to assist us with the solicitation of proxies and, if so, would expect to pay that firm not more than $7,500 for their services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in forwarding soliciting materials to beneficial owners.

Voting Results

We will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2006, which we expect to file with the Securities and Exchange Commission in August 2006.

Householding

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address, telephone number or e-mail address: Tower Financial Corporation, 116 East Berry Street, Fort Wayne, Indiana 46802, telephone: 260-427-7000 or via e-mail at customer.care@towerbank.net. If you want to receive separate copies of the proxy statement or Annual Report to Shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, telephone number or e-mail address.

PROPOSAL 1

ELECTION OF DIRECTORS

The current Board of Directors consists of twelve members. The Articles of Incorporation and By-Laws of the Company further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly equal as possible. Class I currently consists of only three directors (with terms expiring in 2007), Class II consists of four directors (with terms expiring in 2006) and Class III consists of five directors (with terms expiring in 2009). Four Class II directors are to be elected at the 2006 Annual Meeting.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Kathryn D. Callen, Jerome F. Henry, Jr., Debra A. Niezer and Joseph D. Ruffolo as Class II directors for three year terms expiring in 2009. Each of the nominees is currently a Class II director whose term expires in 2006. The other members of the Board, who are Class I and Class III directors, will continue in office in accordance with their previous elections until the expiration of their respective terms at the 2007 or 2008 Annual Meeting of Shareholders.

It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the four Class II nominees, unless you withhold authority to vote for the election of any or all of these nominees. Each of the nominees for election as director has indicated his or her willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Nominating and Corporate Governance Committee, may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

The following section provides information, as of the date of this proxy statement, about each member of the Board of Directors, including the nominees for election as Class II directors. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director appears later in this proxy statement under the heading “Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of the Company’s Common Stock.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
CLASS II NOMINEES - KATHRYN D. CALLEN, JEROME F. HENRY, JR.,
DEBRA A. NIEZER AND JOSEPH D. RUFFOLO.

INFORMATION ABOUT DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

The following information is furnished with respect to each director and executive officer of the Company, including one executive officer of Tower Bank & Trust Company (the “Bank”), and one executive officer of our newly formed (January 1, 2006) Tower Trust Company (the “Trust Company”), each a wholly-owned subsidiary of the Company, who perform policy-making functions for the Company.

Ten of the twelve directors of the Company are "independent directors" as defined by Section 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, and the Board of Directors has affirmatively determined that none of such independent directors is an officer or employee of the Company or any of its subsidiaries and none of such persons have any relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of Company stock, by itself, does not constitute a material relationship.

Name	Age	Position(s)	Has Served as Director Since	Year When Term as a Director Expires
Curtis A. Brown	49	Executive Vice President and Chief Lending Officer

Keith E. Busse	61	Director*	1998	2008

Michael D. Cahill	44	Executive Vice President, Chief Financial Officer, and Secretary

Kathryn D. Callen	50	Director*	2001	2006

Michael S. Gouloff	57	Director*	1998	2008

Jerome F. Henry, Jr.	54	Director*	1999	2006

R.V. Prasad Mantravadi, M.D.	59	Director*	1999	2007

Debra A. Niezer	50	Director*	1998	2006

William G. Niezer	54	Director*	1998	2007

Joseph D. Ruffolo	63	Director*	1998	2006

Donald F. Schenkel	63	Chairman of the Board, President, Chief Executive Officer and Director	1998	2008

Gary D. Shearer	40	Senior Vice President and Trust Officer of the Bank

John V. Tippmann, Sr.	63	Director*	1999	2007

Irene A. Walters	62	Director*	1998	2008

Donald R. Willis	67	Director*	2005	2008

* Indicates an “independent director”

The business experience of each of the directors and executive officers of the Company, the Bank and the Trust Company for at least the past five years is summarized below:

Curtis A. Brown has been the Executive Vice President of the Company since January 2001. He has also been the Chief Lending Officer of the Company and Chief Operating Officer and Chief Lending Officer of the Bank since October 1998. In addition, Mr. Brown has been President and a director of the Bank since April 2002. Prior to such time, he served as Executive Vice President of the Bank. He is a native of Fort Wayne and has over 27 years of experience in the banking industry. From 1993 until 1998, Mr. Brown managed corporate banking groups for NBD Bank, Indiana in Fort Wayne, holding the positions of First Vice President and Group Head.

Keith E. Busse is the President and Chief Executive Officer of Steel Dynamics, Inc., a steel manufacturing company headquartered in Fort Wayne, Indiana, with manufacturing facilities in Butler, Columbia City, Pittsboro and Jeffersonville, Indiana. Mr. Busse and others formed Steel Dynamics in 1993. Mr. Busse has served in these positions since September 1993 and is also a director of Steel Dynamics, Inc.

Michael D. Cahill has been the Chief Financial Officer and Secretary of the Company since June 2004 and an Executive Vice President of the Company since November 2004. Mr. Cahill has over 20 years of senior financial management experience. Prior to joining the Company, Mr. Cahill served as the Chief Financial Officer for Physicians Health Plan of Indiana, CB Richard Ellis/Sturges, and Northill Corporation.

Kathryn D. Callen is currently a member of the Board of Trustees at the University of Saint Francis, a position she has held since October 2000. Prior to this position, Ms. Callen served as Vice President of The Lutheran Health Foundation until 1994 and has held various other positions with The Lutheran Health Foundation since 1993. Ms. Callen is a former President of Summcorp Financial Services, Inc. and a former member of the Board of Directors of Summcorp and Summit Bank in Fort Wayne.

Michael S. Gouloff is Chairman and Chief Executive Officer of Schenkel Shultz Architects, a national architectural firm known for the design of educational, justice and airport facilities. Mr. Gouloff has held these positions since 2003. Mr. Gouloff served as President of Schenkel Shultz from 1985 until 2003 and has been employed by the firm since 1973.

Jerome F. Henry, Jr. founded and is the President of Midwest Pipe & Steel, Inc., a company specializing in steel service, industrial scrap and steel brokerage. Mr. Henry has held this position since 1975. Mr. Henry is also President of Paragon Tube Corporation, a manufacturer of steel tubing, and Paragon Steel Trading, Inc., a distributor of steel coils. Each company is headquartered in Fort Wayne. He has held these respective positions since 1990 and 1995.

R. V. Prasad Mantravadi, M.D. has been a partner with Radiation Oncology Associates P.C. since 1983. Radiation Oncology is a physicians’ group providing health services to the entire Northeast Indiana Region.

Debra A. Niezer has been the Chief Operating Officer and Treasurer of AALCO Distributing Company, a beer distributor in Fort Wayne, since January 2002. Prior to that time, beginning in April 1995, Ms. Niezer was Vice President and Assistant Treasurer of AALCO. From January 1989 to March 1995, Ms. Niezer served as Vice President and Employee Benefits Officer for NBD Bank, Indiana in Fort Wayne.

William G. Niezer is the Chief Executive Officer of Acordia of Indiana LLC, an insurance broker, a position he has held since September 1997. Mr. Niezer previously served as President and Chief Executive Officer of Acordia of Northeast Indiana, Inc., from February 1995 to September 1997.

Joseph D. Ruffolo has been a member of Ruffolo Benson LLC, a business investment firm located in Fort Wayne, since 1993. Ruffolo Benson LLC specializes in management buy-outs, capital sourcing and acquisitions. Mr. Ruffolo is also a director of Steel Dynamics, Inc.

Donald F. Schenkel is the President and Chief Executive Officer of the Company, Chief Executive Officer of the Bank and a director of the Company and the Bank, positions he has held since July 1998, and was elected the Chairman of the Board of the Company and the Bank in October 1998. Mr. Schenkel also served as President of the Bank from October 1998 through March 2002. Mr. Schenkel is a native of Fort Wayne and has over 35 years of experience in the banking industry. Prior to joining the Company, he served as First Vice President of NBD Bank, Indiana. From 1993 to 1998, he served as Division Head of Retail Banking and Private Banking & Investments for NBD Bank, Indiana.

Gary D. Shearer has been the Senior Vice President and Trust Officer of the Bank since January 2001 and Vice President and Trust Officer of the Bank since August 1999. Effective January 1, 2006, Mr. Shearer was appointed as an Executive Vice President of the Company and the President of Tower Trust Company, a wholly-owned subsidiary of the Company. Mr. Shearer has over 20 years of banking and trust experience. From 1994 to 1999, Mr. Shearer served as Vice President and Investment Officer at Fort Wayne National Bank and Vice President and Regional Trust Manager at National City Bank of Indiana.

John V. Tippmann, Sr. is Chairman of the Tippmann Group, a position he has held since 1985. The Tippmann Group, through its three subsidiaries, operates frozen/refrigerated distribution warehouses, specializes in the design and construction of frozen food process and cold storage facilities, and manages many commercial buildings and properties throughout the Midwest.

Irene A. Walters is the Director of University Relations and Communications at Indiana University-Purdue University Fort Wayne. Ms. Walters has held this position since 1995. Prior to that time, from 1990 to 1995, Ms. Walters was the Executive Director of the Fort Wayne Bicentennial Celebration Council.

Donald R. Willis was appointed to the Board of Directors in February 2005. Mr. Willis has served as a director of Tower Bank & Trust Company since 2003. Mr. Willis is Chairman and managing member of Fourth Wave, LLC, a position he has held since 2003. Fourth Wave, LLC is a company specializing in Public Safety and Asset Management systems. Mr. Willis also founded Command System, Inc. in 1989, which developed enterprise-level software for military use. Mr. Willis served as the President and Chief Executive Officer of Command System, Inc. from 1988 until this company was sold to General Dynamics in 2002.

Ms. Niezer is the sister-in-law of Mr. Niezer. There are no other family relationships among the directors and executive officers of the Company.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS
OWNING MORE THAN FIVE PERCENT OF THE COMPANY’S COMMON STOCK

The following table presents information regarding the beneficial ownership of the Company’s common stock as of February 10, 2006, by: (a) all persons known to the Company to be a beneficial owner of more than five percent of the Company’s common stock, (b) the nominees for election as directors of the Company, (c) the directors of the Company whose terms of office will continue after the Annual Meeting, (d) the executive officers named in the Summary Compensation Table, and (e) all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

	Shares Beneficially Owned
Directors and Executive Officers	Number (1)		Percent (2)
Curtis A. Brown	42,611	(3)	1.02%
Keith E. Busse	45,405	(4)	1.08%
Michael D. Cahill	5,352	(16)	*
Kathryn D. Callen	10,500	(5)	*
Michael S. Gouloff	20,952	(7)	*
Jerome F. Henry, Jr.	172,008	(8)	4.10%
R.V. Prasad Mantravadi, M.D.	10,480		*
Debra A. Niezer	8,231	(9)	*
William G. Niezer	28,985	(10)	*
Joseph D. Ruffolo	39,552	(11)	*
Donald F. Schenkel	89,609	(12)	2.14%
Gary D. Shearer	29,168	(13)	*
John V. Tippmann, Jr.	86,775	(8)	2.07%
Irene A. Walters	15,952	(14)	*
Donald R. Willis	4,000		*
All directors and executive officers of Company as a group (17 persons)	610,715	(15)	14.56%

*Less than 1%

	Shares Beneficially Owned
Holders of more than 5% of common stock	Number (1)		Percent (2)
Edwin Fraser	258,524	(6)	6.16%

(1)	Includes shares subject to stock options which are exercisable within 60 days.

(2)
The percentages shown are based on the 4,007,936 shares outstanding as of February 10, 2006, plus, for each person or group, the number of shares that the person or group has the right to acquire within 60 days pursuant to options granted under the Company’s 1998 Stock Option and Incentive Plan and the 2001 Stock Option and Incentive Plan.

(3)
Includes 9,900 shares held by Mr. Brown’s wife and children and presently exercisable stock options to purchase 30,750 shares granted by the Company. Also includes 1,961 vested shares held in the Company’s 401(k) Plan.

(4)	Includes presently exercisable stock options to purchase 11,905 shares granted by the Company.

(5)	Includes 4,500 shares held by Ms. Callen’s children.

(6)
Based a Schedule 13G filed with the Securities Exchange Commission by Mr. Fraser.  Mr. Fraser resides at 195 Marine Street, Farmingdale, New York 11735. Mr. Fraser has the sole authority to vote 133,090 shares and shared authority to vote 125,434 shares. The shares for which Mr. Fraser has shared voting power include shares beneficially owned by Mr. Fraser's wife and shares beneficially owned in trusts for members of Mr. Fraser's family for which Mrs. Fraser is the trustee.

(7)	Includes presently exercisable stock options to purchase 5,952 shares granted by the Company.

(8)	Includes presently exercisable stock options to purchase 11,175 shares granted by the Company.

(9)	Includes 2,190 shares owned by Ms. Niezer’s husband and children and presently exercisable stock options to purchase 1,191 shares granted by the Company.

(10)	Includes 1,733 shares owned by Mr. Niezer's wife and children and presently exercisable stock options to purchase 5,952 shares granted by the Company.

(11)	Includes 1,100 shares owned by Mr. Ruffolo’s wife and children and presently exercisable stock options to purchase 8,452 shares granted by the Company.

(12)	Includes presently exercisable stock options to purchase 59,554 shares granted by the Company. Also includes 2,515 vested shares held in the Company’s 401(k) Plan.

(13)	Includes presently exercisable stock options to purchase 17,250 shares granted by the Company. Also includes 4,328 vested shares held in the Company’s 401(k) Plan.

(14)
Includes 5,000 shares owned by Ms. Walters’ husband, with respect to all of which she disclaims beneficial ownership, and presently exercisable stock options to purchase 5,952 shares granted by the Company. .

(15)	Includes presently exercisable options to purchase 184,607 shares granted by the Company.

(16)	Includes presently exercisable stock options to purchase 3,125 shares granted by the Company. Also includes 727 vested shares held in the Company’s 401(k) Plan.

PROPOSAL 2

RATIFICATION OF OUTSIDE ACCOUNTANTS

The Audit Committee has selected Crowe Chizek and Company LLC (“Crowe”), independent registered public accountants, as our auditors for the year ending December 31, 2006. Although law does not require shareholder approval of the selection of Crowe, our Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If our shareholders at the 2006 Annual Meeting do not approve this proposal, our Audit Committee will revisit their selection of Crowe for next year’s audit work.

Representatives of Crowe are expected to be present at the 2006 Annual Meeting, will be given an opportunity to make a statement if they desire and will respond to appropriate questions by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
OF CROWE CHIZEK & COMPANY, LLC, AS OUTSIDE ACCOUNTANTS.

PROPOSAL 3

APPROVAL OF
TOWER FINANCIAL CORPORATION’S 2006 EQUITY INCENTIVE PLAN

General

At the Meeting, stockholders of the Company will be asked to consider a proposal to approve the Tower Financial Corporation 2006 Equity Incentive Plan (the “Equity Incentive Plan”), which has been approved by the Company’s board of directors subject to stockholder approval. The Equity Incentive Plan is a broad-based plan in which all employees of the Company and its Affiliates, as well as Non-Employee Directors, are eligible to participate.

The purpose of the Equity Incentive Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and its Affiliates, by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of the Company’s stockholders.

The new Equity Incentive Plan is designed to provide the Company with flexibility to select from among various equity-based compensation methods, and to be able to address changing accounting and tax rules and corporate governance practices by optimally utilizing stock options, restricted stock, unrestricted stock, stock appreciation rights and performance awards.

Subject to stockholder approval of the Equity Incentive Plan, the Board has determined that no further stock options will be authorized or granted under the Company’s 1998 and 2001 Stock Option and Incentive Plans (the “Existing Plans”). Except for the proposed amendments to each of those Existing Plans to permit the exercise of existing options thereunder either in cash or through a new “net exercise” feature (see Proposal 4), the Existing Plans will remain in existence but solely for purpose of honoring and administering the existing options already granted under the Existing Plans.

The maximum aggregate number of shares of Tower Financial Corporation common stock that may be issued under the Equity Incentive Plan is 150,000 shares.

Description of the Equity Incentive Plan

The following is a brief description of the Equity Incentive Plan, but we urge you to read the full text of the Equity Incentive Plan, which is attached as Appendix A.

Types of Awards. The following awards may be granted under the Equity Incentive Plan: (i) options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) “nonstatutory” stock options (sometimes referred to as “non-qualified” options) not specifically authorized or qualified for favorable federal income tax treatment, (iii) restricted stock awards, consisting of shares of common stock that are subject to a substantial risk of forfeiture (vesting) either based on the passage of time or the attainment of certain performance targets, (iv) unrestricted stock awards that are free of any vesting restrictions, (v) performance awards entitling the recipient to acquire shares of common stock or to vest in shares of common stock upon the attainment of specified performance goals, and (vi) stock appreciation rights.

Administration. The Equity Incentive Plan is administered by the Board of Directors, and, in the discretion of the Board, by a Committee (“Committee”) consisting of two or more directors of the Company. The Compensation Committee will administer the Tower Financial Corporation 2006 Equity Incentive Plan. All members of the Compensation Committee are “non-employee directors” (within the meaning of amended Rule 16b-3 under the Securities Exchange Act of 1934) and are “outside directors” within the meaning of Section 162(m) of the Code and Treasury Regulations Sections 1.162- 27(e)(3). The Committee may delegate duties to one or more Officers of the Company, including the ability to make awards within designated parameters that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act.

The Committee shall have exclusive authority to determine employees to whom awards will be granted, the timing and manner of the grant of awards, the number of shares to be subject to any award, the purchase price or exercise price and medium of payment, vesting provisions and repurchase provisions, to specify the provisions of any agreement relating to such grant or sale, the duration and purpose of leaves of absence which may be granted to optionees and grantees without constituting termination of employment for purposes of the Equity Incentive Plan, and all other discretionary determinations necessary or advisable for administration of the Equity Incentive Plan. The Committee’s discretionary determinations will be final and binding on all parties. Members of the Committee are appointed by and serve at the pleasure of the Board and may be removed by the Board at its discretion.

Eligibility. Any Eligible Employee (any person employed by the Company or an Affiliate who is approved by the Committee) or any Eligible Director (a member of the Board who is not an Eligible Employee) is eligible to receive an award under the Equity Incentive Plan.

Shares Subject to the Equity Incentive Plan. The maximum aggregate number of shares of common stock, which may be issued under the Equity Incentive Plan, is one hundred fifty thousand (150,000) shares. As of March 1, 2006, there were 4,007,936 shares of Tower Financial Corporation common stock issued and outstanding on a fully diluted basis, excluding approximately 352,296 already existing and unexercised options granted under the Existing Plans, all of which will continue to remain outstanding and subject to the terms of the Existing Plan.

Except as otherwise provided in the Equity Incentive Plan, the Compensation Committee may specify in an award that upon the occurrence of a “Change in Control” of the Company, such award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the award will be waived, and any and all forfeiture risks or other contingencies will lapse. A Change in Control generally means the consummation of a plan of liquidation with respect to the Company, the sale or other divestiture of all or substantially all of the Company’s assets, the acquisition by any person or affiliated group of persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 of a specified percentage of the outstanding voting power of the Company, the consummation of a consolidation or merger of the Company with another entity (subject to certain exceptions), or the replacement of the “incumbent” board of directors, or a majority of the board of directors, with persons who were not directors prior to such event or whose nomination as a director to be voted on by stockholders was not approved by at least two-thirds of the incumbent directors.

Terms and Conditions of Options

Stock options granted to Eligible Employees may be either Incentive Stock Options or Nonstatutory Stock Options. Stock options granted to Eligible Directors, however, may only be Nonstatutory Stock Options. The purchase price for the shares subject to any option granted under the Equity Incentive Plan, whether Incentive Stock Options or Nonstatutory Stock Options, shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date the option is granted.

The purchase price for any shares purchased pursuant to exercise of an option granted under the Equity Incentive Plan must be paid in full upon exercise of the option either in cash, or, in the discretion of the Committee and upon such terms and conditions as it may approve, the exercise price may be paid by (i) transferring to the Company shares of previously acquired common stock, at their fair market value on the date of delivery, (ii) by the withholding of a sufficient number of whole shares of common stock which would otherwise be deliverable in connection with the option exercise, having an aggregate fair market value (determined as of the date of exercise) equal to the exercise price (referred to as a “net exercise”), (iii) in cash paid by a broker-dealer to whom the optionee has delivered an irrevocable notice of exercise and, if permitted, an order to sell some or all of the underlying shares (a “Cashless Exercise”), (iv) by a combination of these methods, or (v) in such other manner as the Committee may determine. The foregoing alternatives are, however, subject to any applicable limitations on loans to officers and to applicable “insiders” and other trading rules and regulations of the Securities and Exchange Commission.

No option shall be exercisable during the lifetime of an optionee by any other person. The Board or the Committee has the power to set the time(s) within which each option shall be exercisable and to accelerate the time(s) of exercise. Vesting of options, if deferred, may be either time-based or performance-based or both.

No option shall be exercisable after the earliest of the following: the expiration of six years after the date the option is granted; unless otherwise approved by the Board or the Committee, ninety days after the date the optionee’s continuous service as an employee or director with the Company and its Affiliates terminates (if termination is for any reason other than permanent disability, death, or cause), the date the optionee’s continuous service terminates if termination is for cause, or one year after the date the optionee’s continuous service terminates if termination is a result of death or permanent disability. Stock options may be granted alone or in certain circumstances in tandem with stock appreciation rights. The exercise or lapse of any number of tandem stock appreciation rights will cause a corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related stock option.

To the extent the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which Incentive Stock Options are exercisable by any Eligible Employee for the first time during any calendar year exceeds $100,000, the options or portions thereof will be treated as Nonstatutory Stock Options and will not be treated as Incentive Stock Options.

The Equity Incentive Plan prohibits the Board and Committee from doing any of the following without stockholder approval: (i) repricing or otherwise reducing the exercise price of outstanding options granted under the Equity Incentive Plan, or (ii) canceling previously granted options and issuing new options to the same optionholder at a lower exercise price.

Each option will contain certain additional terms and conditions that will apply in the event the administrator determines that the option constitutes a “nonqualified deferred compensation arrangement” that is subject to the additional requirements of Section 409A of the Code (see “Federal Income Tax Consequences”).

Terms and Conditions of Awards Other Than Options

Restricted Stock Awards. The Board or the Committee may award (or sell at a purchase price determined by the Board or the Committee) shares of the Company’s common stock that have time-based or performance-based restrictions. Such restricted stock may not be sold, assigned, transferred or otherwise disposed of until the restrictions have been removed and until the requested shares “vest.” The Board or the Committee for each grant will determine the conditions for vesting of an award of restricted stock. In the event a recipient’s continuous service to the Company terminates, the Company may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture may be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value. The Board or the Committee, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

Unrestricted Stock Awards. The Board or the Committee may award (or sell at a purchase price determined by the Board or the Committee) unrestricted shares of the Company’s common stock, which shares may be entirely free of any vesting restriction. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation due such individual.

Performance Awards. Performance Awards will be subject to the attainment of performance goals within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Board or the Committee may make Performance Awards independent of or in connection with the granting of any other award under the Equity Incentive Plan. The Board or the Committee shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Award shares that will be granted or will vest if the performance goal is attained. The Board or Committee will determine performance goals prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an individual, a business unit or the Company.

Award criteria may include, by way of example and without limitation, targets based on revenues, earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating, pre-tax or after-tax income (Company-wide or by operating unit or division), earnings per share, return on equity, return on assets, return on capital, economic value added, deposits, assets under management or under trust administration, share price performance, improvement in the Company’s attainment of expense levels, and implementing or completing critical projects or objectives, or improvement in cash flow.

The Board or the Committee will establish the time periods in which the performance goals are to be met. Following the completion of each performance period, the Board or the Committee shall certify in writing whether the performance objectives and other material terms of a performance award have been achieved. Participants shall have no rights as stockholders until such shares are actually received under the Equity Incentive Plan and not with respect to shares subject to the award but not actually received. Except as may be otherwise provided by the Board or the Committee, a participant’s rights in all Performance Awards shall automatically terminate upon the participant’s termination of continuous service with the Company or its subsidiaries for any reason.

Stock Appreciation Rights. A stock appreciation right entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The administrator may grant a stock appreciation right either as a stand alone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased by the exercise of a stock option. Upon the exercise of a stock appreciation right, the Company shall pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. A stock appreciation right is not exercisable if the fair market value of a share of Common Stock on the grant date exceeds the fair market value of such share of Common Stock on the date of exercise. In the discretion of the Committee, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option may be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option shall cause an equivalent reduction in the number of tandem stock appreciation rights.

In the event that a stock appreciation right is granted under the Equity Incentive Plan with a stock appreciation right exercise price less than the fair market value of the Common Stock underlying the award on the date the stock appreciation right is granted, or is otherwise determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, then the stock appreciation right may provide that it is exercisable at any time permitted under the governing written instrument, but subject to certain limitations.

Effect of Mergers, Reorganizations and Consolidations on Awards. In the event of a liquidation of the Company or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, the maximum number of shares of common stock subject to options or awards under the Equity Incentive Plan, the maximum number of options and stock appreciation rights that can be granted to any employee in any calendar year, and the number of shares and exercise price per share subject to outstanding options or awards under the Equity Incentive Plan will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of outstanding shares of common stock. Any outstanding awards previously granted under the Equity Incentive Plan shall either (i) be assumed or replaced by substitute awards by the surviving corporation, or (ii) not assumed or replaced by the surviving corporation, in which case the awards shall be deemed canceled. However, in the event the surviving corporation does not elect to assume the awards or to use substitute awards, the participant shall have the right, exercisable during a ten day period ending on the fifth day prior to such liquidation, merger or consolidation, to fully exercise or receive the Participant’s award in whole or in part without regard to any installment exercise or vesting provisions otherwise provided in the Equity Incentive Plan.

Equity Incentive Plan Amendments. The Equity Incentive Plan may be terminated or amended by the Board, as it shall deem advisable. Without the authorization and approval of the stockholders, however, the Board may not make any amendments which would (i) increase the total number of shares covered by the Equity Incentive Plan, (ii) change the class of persons eligible to participate, or (iii) extend the term of the Equity Incentive Plan beyond ten years from the date of adoption. In addition, stockholder approval is required to the extent required to satisfy the applicable corporate governance standards to be listed on any stock exchange or interdealer quotation system and for any amendment of an outstanding options that would result in repricing or other reduction in the exercise price of unexercised options, or the cancellation of previously granted options in exchange for new options having a lower exercise price.

Term of Equity Incentive Plan. Unless sooner terminated by the Board in its sole discretion, the Equity Incentive Plan, as amended, will expire on December 31, 2015.

Federal Income Tax Consequences

The federal income tax consequences to the Company and to its Eligible Employees or Directors of various awards under the Equity Incentive Plan are complex and subject to change. The following discussion is only a summary of some of the general rules applicable to the Equity Incentive Plan, based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code § 409A), or other tax laws other than federal income tax law.

The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we strongly advise all participants to consult with their tax advisors concerning the tax implications and treatment of awards granted under the Equity Incentive Plan.

Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for “performance based compensation” as defined in the Code and subject to certain transition provisions. The Company currently has structured the Equity Incentive Plan and stock option and stock appreciation rights grants to senior executive officers that may be subject to Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company’s efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the Equity Incentive Plan.

Nonstatutory Options and Stock Appreciation Rights. Under current federal income tax law, the grant of a nonstatutory stock option or a stock appreciation right under the Equity Incentive Plan will have no federal income tax consequences to the Company or the optionee. Generally, upon exercise of a nonstatutory stock option or a stock appreciation right, the excess of the fair market value of the stock at the date of exercise over the option or target price (the “Spread”) is taxable to the participant as ordinary income. All such amounts taxable to a participant are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company that includes the end of the taxable year in which the participant includes an amount in income. The tax basis for the Company common stock acquired is the exercise price plus the taxable income recognized. A participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a nonstatutory stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

The taxable income resulting from the exercise of a nonstatutory stock option or a stock appreciation right will constitute wages subject to withholding, and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the participant’s other compensation and requiring payment of withholding amounts as part of the exercise price.

Incentive Stock Options. An incentive stock option is a stock option intended to meet the requirements for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). However, incentive stock option treatment will only be available if the participant has been an Eligible Employee of the Company or its Affiliates within ninety days of the date of exercise. Generally, the Company receives no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant will recognize a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to nonstatutory options based on the Spread at the date of exercise. Any gain in excess of the amount taxed as ordinary income may be entitled to be treated as capital gains. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income (“AMTI”) for the year of exercise.

Payment of Option Exercise Price in Shares. Special tax rules apply, not only with respect to the option shares received from the Company, but also with respect to the tax treatment of the shares surrendered, where the optionee pays all or part of the option exercise price by tendering shares of the Company’s common stock owned by the optionee, or if the Company, in connection with a “Net Exercise” transaction, withholds shares in full or partial payment for shares covered by an option. These rules are especially complex, and the employee should consult with his or her tax advisor prior to engaging in this kind of transaction.

Restricted Stock Awards. Stock granted under the Equity Incentive Plan may, in the determination of the Administrator, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the Equity Incentive Plan depends on whether the stock is subject to restrictions and, if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83.

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted, less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses, in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture,” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss may be long or short-term depending on how long the recipient held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may, however, make a timely election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.” Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Compliance With Section 409A Of The Code. Code Section 409A imposes requirements on nonqualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Regulations generally provide that the type of equity incentives provided under the Equity Incentive Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the grant or modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying common stock could constitute nonqualified deferred compensation. In such event, the Committee normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. Notwithstanding the foregoing, the Equity Incentive Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Equity Incentive Plan.

In the event that a grant or award under the Equity Incentive Plan is granted with an exercise price less than the fair market value of the Common Stock subject to the grant or award on the grant date (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than fair market value, or such grant is materially modified and deemed a new grant at a time when the fair market value exceeds the exercise price) or is otherwise determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code (a “409A Award”), then the following additional conditions shall apply to such grant or award and shall supersede any contrary provision of the Equity Incentive Plan:

(1)    A 409A Award shall not be exercisable or distributable until the earlier of: (a) a specified time or a fixed schedule set forth in the award agreement or, if the award agreement does not specify a fixed time or schedule, the date that is the fifth anniversary of the award or grant date; (b) separation of service; provided, however, that if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution may not be made before the date which is six months after the date of separation of service; (c) the date of the participant’s death; (d) the date the participant becomes disabled; (e) the occurrence of an unforeseeable emergency; or (f) the occurrence of a change in control event.

(2)    The term of a 409A Award shall expire and such award shall no longer be exercisable on the date that is the later of: (a) 2-1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture; or (b) 2-1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of ten years from the date of the 409A Award was granted or (ii) the term specified in the 409A Award agreement.

(3)    A 409A Award may not be accelerated or exercised prior to the times noted above in paragraph (1), except (a) to an individual other than the participant as may be necessary to comply with the terms of a domestic relations order, (b) to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code) or (c) upon a change in control event or to terminate the Equity Incentive Plan or any 409A Award within 12 months of the change in control event and cancel the 409A Award for compensation.

Vote Required for Approval of the Equity Incentive Plan

Approval of the proposal to ratify and approve the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE TOWER FINANCIAL CORPORATION 2006 EQUITY INCENTIVE PLAN.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO TOWER FINANCIAL CORPORATION’S
1998 STOCK OPTION AND INCENTIVE PLAN AND
2001 STOCK OPTION AND INCENTIVE PLAN
TO PERMIT THE EXERCISE OF EXISTING OPTIONS
THROUGH THE “NET EXERCISE” METHOD

Subject to the approval of the Company’s shareholders, the Company’s Board has approved an amendment to both the Tower Financial Corporation 1998 Stock Option and Incentive Plan (the “1998 Plan”) and the 2001 Stock Option and Incentive Plan (the “2001 Plan”), under which an identical amendment would be adopted to each of the Plans to enable existing optionholders, with the approval of the Compensation Committee, to pay the exercise price for optioned shares either in cash or by directing the Company to withhold a sufficient number of whole shares of the Company’s common stock, which would otherwise be deliverable by the Company upon exercise, having an aggregate fair market value, determined as of the date of exercise, equal to the exercise price (as well as any applicable withholding or employment tax required by law to be paid over as a result of such exercise).

Under both the existing 1998 Plan and the 2001 Plan, payment of the exercise price for the shares underlying an exercised option may only be paid for in cash. The proposed amendment to each of the Plans would make a single change to the last sentence in the section captioned “Payment of Exercise Price” to add the highlighted language in the amended section, as follows:

Payment of Exercise Price

To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which the Participant elects to exercise the Option) together with full payment of the Exercise Price. The date of exercise will be the date on which the Company receives the notice and payment. Payment of the Exercise Price must be made in cash (including check, bank draft or money order), or, if the Compensation Committee from time to time, in its discretion, approves in writing, by directing the Company to withhold a sufficient number of whole shares of the Company’s common stock, which would otherwise be deliverable by the Company upon exercise, having an aggregate fair market value, determined as of the date of exercise, equal to the exercise price (as well as any applicable withholding or employment tax required by law to be paid over as a result of such exercise).

Status of the 1998 Plan and the 2001 Plan

Both the 1998 Plan and the 2001 Plan are identical, except for the number of shares authorized as options under each Plan. The 1998 Plan authorized the issuance of options for 310,000 shares and the 2001 Plan authorized the issuance of options for 125,000 shares, for an aggregate of 435,000 originally authorized shares. Options for all 435,000 shares have been granted, and no remaining options are available for grant under either of these Plans. Moreover, the Company’s Board has agreed that no further authorization to issue additional shares under either the 1998 Plan or the 2001 Plan will be sought or permitted.

As of this date, options for 352,296 of the originally authorized 435,000 shares are still existing and unexercised and, by their terms, are scheduled to expire at various times between December 13, 2008 and November 1, 2015. Officers and directors hold these options in amounts ranging from 250 shares to 60,969 shares and may be exercised at any time.

Reason for the Amendments

The Company’s average daily trading volume during February 2006 was 2,348 shares, which is a relatively “thin” market and one that could be adversely affected by a supply/demand share imbalance if there were to be a substantial amount of shares sold at once or within a relatively short period of time, for cash, in connection with one or more “exercise and sell” transactions relating to the existing 352,296 options.

An exercise and hold transaction would have no effect upon the market for the Company’s shares. But an “exercise and sell” transaction, in a situation where an officer or director holding a substantial number of options that are both “in the money” and are nearing expiration, where for financial or other reasons a sale of all or a substantial portion of the underlying shares is necessary, could adversely affect the market.

Given the number of unexercised options, most of them relating back to the earliest days of the Company’s existence, the Board believes that providing a mechanism, through the proposed amendment, to enable an optionholder to exercise his or her options, in whole or in part, by utilizing the spread or the “in the money” value (equal to the difference between the fair market value of the Company’s shares on the date of exercise and the exercise price), and to permit the Company, subject to Committee approval, to withhold a sufficient number of whole shares of common stock (which would otherwise be deliverable to the optionholder) having an aggregate fair market value equal to the exercise price, would provide an alternative to minimize the potential market impact of the so-called “share overhang” problem, and, additionally, would minimize the dilutive effect of issuing the additional shares.

Special tax rules apply, not only with respect to the option shares received from the Company, but also with respect to the tax treatment of the shares surrendered, where the optionee pays all or part of the option exercise price by tendering shares of the Company’s common stock owned by the optionee, or if the Company, in connection with a “Net Exercise” transaction, withholds shares in full or partial payment for shares covered by an option. These rules are especially complex, and the employee should consult with his or her tax advisor prior to engaging in this kind of transaction.

THE BOARD RECOMMENDS A VOTE FOR THE “NET EXERCISE” AMENDMENT
TO BOTH THE 1998 PLAN AND THE 2001 PLAN

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors has the responsibility for establishing broad corporate policies and reviewing our overall performance, rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, to serve the best interests of the Company and its shareholders.

Subject to oversight by the Nominating and Corporate Governance Committee, the Board selects, evaluates and provides for the succession of executive officers, and the Board nominates for election at the Annual Meeting of Shareholders persons to serve as directors of Tower Financial Corporation, as well as appoints individuals to fill any vacancies on the Board. The Board also reviews and approves corporate objectives and strategies, and evaluates significant policies and proposes a major commitment of corporate resources. Management keeps the directors informed of Company activity through regular reports and presentations at Board and committee meetings.

During 2005, the Board of Directors met eleven times. During 2005, each of our directors who served as a director during 2005 attended 75% or more of the total number of meetings of the Board and the committees of which each such director was a member during the period of time in which he or she served on such committees, except for John V. Tippmann, Sr., who attended 70% of the board meetings. Mr. Tippmann does not serve on any committee’s of the board. Twelve of the Company’s fourteen directors who served as directors during 2004 attended the Company’s 2005 Annual Meeting of Shareholders.

The Board of Directors has a standing Audit Committee, Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Donald Schenkel is the only director who is also an employee of the Company, and he does not participate in any meeting at which his compensation is evaluated and determined. All members of all committees are “non-employee” directors.

Audit Committee: The current members of the Audit Committee are Keith E. Busse, Kathryn D. Callen, Jerome F. Henry, Jr., and William G. Niezer, who is the Chair of the Audit Committee. The Board of Directors and the Audit Committee believe that each current Audit Committee member is “financially literate,” in that each of them have financial management expertise as required under Nasdaq rules. The Board and the Audit Committee, however, have designated Keith E. Busse as the “audit committee financial expert.” All Audit Committee members are “independent” as that term is defined by Nasdaq Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934. None of the members of the Audit Committee serve on the Audit Committees of more than two other public companies.

The Audit Committee met 10 times during 2005 and all members of the Audit Committee attended at least 75% of the Audit Committee meetings. The responsibilities of our Audit Committee and its activities during 2005 are described in the Report of the Audit Committee set forth in this proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.towerbank.net.

Compensation Committee: The current members of the Compensation Committee are Michael S. Gouloff, Debra A. Niezer, and Joseph D. Ruffolo. Michael S. Gouloff serves as the Chair of the Compensation Committee. The Board of Directors has determined that each of the Compensation Committee members is "independent," as such term is defined by Nasdaq Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934. The Compensation Committee evaluates and sets the compensation of our President and Chief Executive Officer and makes recommendations to our Board regarding the salaries and bonuses of our other executive officers and the compensation of our directors. The Compensation Committee also oversees the evaluation of management by the Board. The Compensation Committee also administers the 1998 Stock Option and Incentive Plan and the 2001 Stock Option and Incentive Plan, and, if approved by shareholders in connection with Proposal 3, will administer the Tower Financial Corporation 2006 Equity Incentive Plan. The Company's Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company's website at www.towerbank.net. During 2005, the Compensation Committee held 18 meetings, and all members of the Compensation Committee attended 75% or more of these meetings.

Nominating and Corporate Governance Committee The current members of the Nominating and Corporate Governance Committee are Kathryn D. Callen, R.V. Prasad Mantravadi, M.D., and Irene A. Walters. Irene A. Walters serves as the Chair of this Committee. The Board of Directors has determined that each of the Compensation Committee members is "independent," as such term is defined by Nasdaq Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934. The purpose of the Nominating and Corporate Governance Committee is to make recommendations concerning the organization, size and composition of the Company’s Board of Directors and its standing committees, identify individuals qualified to become Board members and committee members, consistent with criteria approved by the Board, recommend to the Board the persons to be nominated by the Board for election as directors, or appointed as committee members, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board. The Committee’s responsibilities also include oversight of the Board’s annual review of succession planning with respect to senior executives. The Nominating and Corporate Governance Committee also drafts, administers and oversees a Code of Conduct for the Company’s directors and officers, as well as a Company-wide Code of Ethics.

The Company's Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company's website at www.towerbank.net. The Nominating and Corporate Governance Committee identifies potential nominees for director based on specified objectives in terms of the composition of the Board, taking into account such factors as areas of expertise and geographic, occupational, gender, race and age diversity. Nominees will be evaluated on the basis of their experience, judgment, integrity, ability to make independent inquiries, understanding of the Company and willingness to devote adequate time to Board duties.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should send such recommendation to the Secretary of the Company, 116 East Berry Street, Fort Wayne, Indiana 46802, who will forward it to the Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual, as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in the Company's By-Laws. A summary of these requirements is provided in this proxy statement under “Shareholders’ Proposals for 2007 Annual Meeting.” During 2005, the Nominating and Corporate Governance Committee held five meetings, and all members of the Committee attended 75% or more of these meetings.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of the Company's directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Code is posted on the Company's website at www.towerbank.net. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for directors or executive officers of the Company will be disclosed in a report on Form 8-K.

Shareholder Communications

The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Tower Financial Corporation, Board of Directors, c/o Secretary, 116 East Berry Street, Fort Wayne, Indiana 46802. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during 2005 all Section 16 filing requirements were met.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Tower Financial Corporation’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees our financial reporting process on behalf of the Board, reviews our financial disclosures, and meets privately, outside the presence of management, with our independent auditors to discuss our internal accounting control policies and procedures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management, and recommended to the Board of Directors (and the Board of Directors approved) the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K, for filing with the Securities and Exchange Commission, as well as the quarterly financial statements included in the Company’s Forms 10-Q during 2005, including the specific disclosures in the section entitled “Management Discussion and Analysis of Financial Condition and Results of Operations.” These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors’ fees.

The Audit Committee has discussed with the Company’s independent auditors, Crowe Chizek and Company LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received and reviewed the written disclosures and the letter from Crowe required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

The Audit Committee has also considered whether the provision of services by Crowe not related to the audit of the financial statements referred to above is compatible with maintaining Crowe’s independence.

The Audit Committee also approved the selection and engaged the services of Crowe Chizek and Company LLC as our independent auditors for the Company’s fiscal year ending December 31, 2006.

William G. Niezer, Chairman
Keith E. Busse
Kathryn D. Callen
Jerome F. Henry, Jr.

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

Auditors' Services and Fees

The Company incurred the following fees for services performed by Crowe in fiscal years 2005 and 2004.

Audit Fees: Fees for professional services provided in connection with the audit of the Company's annual financial statements and review of financial statements included in the Company's Forms 10-Q were $112,500 for fiscal year 2005 and $105,000 for fiscal year 2004.

Audit-Related Fees: Fees for professional services for the 401(k) plan audit, assistance with financial statement disclosures and reviews related to various accounting issues and the Bank’s FHLBI Schedule of Eligible Mortgage Collateral as of December 31, 2005 and 2004 were $14,500 for fiscal year 2005 and $10,050 for fiscal year 2004.

Tax Fees: Fees for services rendered to the Company for tax compliance, tax advice and tax planning, including assistance in the preparation and filing of tax returns, were $11,050 for fiscal year 2005 and $8,000 for fiscal year 2004.

All Other Fees: Fees for all other permissible services that do not fall within the above categories, including compliance consulting, certification requirement consulting, and tax services for trust customers were $70,015 for fiscal year 2005 and $85,000 for fiscal year 2004.

Pre-Approval Policy: The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

For fiscal 2005, pre-approved non-audit services included only those services described above for "Audit-Related Fees," "Tax Fees," and "All Other Fees." The aggregate amount of all such non-audit services constitutes approximately 39% of the total amount of fees paid by the Company to Crowe.

Compensation Committee Report

The Company seeks to establish compensation at a level that will attract, motivate, and retain experienced executive officers that can increase shareholder value, deliver competitive products and services to customers, and provide leadership for employees. Salaries are intended to be competitive and reflect factors such as individual performance, level of responsibility, and prior experience. Incentive compensation and stock option awards are intended to align the interests of Senior officers and Executives with those of the shareholders of the Company and to reward performance that increases shareholder value.

The Board of Directors approves incentive compensation plans and equity-based plans for the Senior officers and Executives of the Company, based upon recommendations made by the Compensation Committee. The Compensation Committee reviews and approves annual salary compensation, annual incentive opportunity levels, long-term incentive opportunity levels, and any special or supplemental benefits for the executive officers.

Senior Officer and Executive compensation includes the following elements:

1.	Salary.
2.	Incentive compensation payable in the form of a cash bonus based on the attainment of Company-wide or sub-unit performance criteria established by the Compensation Committee.
3.	Discretionary awards of equity incentives, including stock options.
4.	Participation in supplemental executive retirement or deferred compensation plan.
5.	Participation in other benefit plans available to all employees including 401(k), health insurance, disability insurance and life insurance.

Annual salaries for the Company’s Chairman, President and Chief Executive Officer, its Executive Vice President and Chief Lending Officer, its Chief Financial Officer and the Bank’s Senior Vice President and Trust Officer increased in 2005. During the seven-year time period in which the Company has been operating, growth in asset levels and net income have been significant, and the salary granted these four executives during these years recognizes the contribution these individuals have made to the success of the organization. Senior officer and Executive salaries and incentive compensation are also based in part on information derived from industry compensation studies performed by compensation consultants. In 2004 and 2005, the Compensation Committee engaged Clark Consulting to prepare a study of all officers and board compensation. Compensation information is also taken from proxy materials filed with the Securities and Exchange Commission by other comparable financial institutions. This information is analyzed by management and presented to the Compensation Committee.

Senior officers and Executive bonuses are also determined by the Compensation Committee and are based on the same criteria, as is the incentive compensation for all other officers. At the beginning of each calendar year, the Compensation Committee establishes specific financial objectives, which generally represent improvement over prior year’s net income and earnings per share for purposes of the incentive compensation payable for such calendar year. The amount of incentive compensation is determined by establishing a trigger or threshold level that must be achieved before any incentive compensation is payable, a target or budget level, and a maximum level. The incentive compensation awarded to named senior officers and executive officers is based upon the Company’s actual financial performance results as compared to the predetermined threshold, target, and maximum levels. The incentive compensation opportunity set for the Company’s Chairman, President and Chief Executive Officer in 2005 was 40% of his base salary.

Respectfully submitted by the Compensation Committee:

Michael S. Gouloff, Chairman
Debra A. Niezer
Joseph D. Ruffolo

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2005 were Michael S. Gouloff, Debra A. Niezer, and Joseph D. Ruffolo. As stated below under “Related Party Transactions - Banking Transactions,” from time to time the Bank makes loans to the Company’s directors, including members of the Compensation Committee, and their families or related entities, provided, however, that all such loans are predicated upon arm’s-length application of lending and credit practices applicable to non-related party loans. No Compensation Committee member has any other relationship requiring disclosure as an interlocking executive officer or director or otherwise under the rules of the Securities and Exchange Commission.

COMPENSATION OF EXECUTIVE OFFICERS
AND DIRECTORS

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued for the years ended December 31, 2005, 2004 and 2003, to the Company’s chief executive officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”), based on salaries and bonuses earned during 2005, including one executive officer of the Bank, who performs policy-making functions for the Company.

					Compensation
					Securities
		Annual Compensation			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus (1)		Options (2)	Compensation

Donald F. Schenkel	2005	$268,299	$108,000		-	$9,524	(6)
Chairman of the Board, President, and	2004	$246,661	$130,000	(3)	-	$6,783	(4)
Chief Executive Officer	2003	218,221	44,000		5,000	3,666	(5)

Curtis A. Brown	2005	174,479	78,160			5,230	(5)
Executive Vice President and Chief	2004	168,923	87,750	(3)	-	3,962	(5)
Lending Officer	2003	145,989	35,160		5,000	3,644	(5)

Michael D. Cahill (7)	2005	148,769	72,000		7,500	3,462	(5)
Executive Vice President, Chief	2004	76,792	46,800		12,500	-
Financial Officer and Secretary	2003	-	-		-	-

Gary D. Shearer	2005	123,900	55,960		2,000	3,356	(5)
Executive Vice President and Trust	2004	112,253	53,820	(3)	-	3,369	(5)
Officer of the Bank	2003	105,308	24,420		3,000	3,159	(5)

Darrell L. Jaggers (8)	2005	103,173	42,750		10,000	-
Senior Vice President	2004	-	-		-	-
	2003	-	-		-	-

(1)
Except as otherwise noted, amounts shown represent: (a) incentive bonus compensation accrued in the stated year and paid in cash generally in the first quarter of the subsequent year and (b) with the exception of Mr. Schenkel, discretionary annual bonus compensation contributed by the Company under the Company's Deferred Compensation Plan, which compensation may not exceed 20% of the incentive compensation bonus awarded in the stated year and does not vest until the end of the third year following the stated year. In 2003 and 2004, the Company contribution to the Deferred Compensation Plan was equal to 20% and 17%, respectively, of the incentive compensation bonus awarded to the named executive for the applicable year. In 2005, the contribution to the plan ranged from 10% - 20% of the incentive compensation bonus awarded to the named executive.

(2)	Options to acquire shares of common stock. The Company has never granted SARs or restricted stock awards.
(3)	A portion of the 2004 bonus is for a special one-time payment relating to the successful mortgage issue resolution.
(4)	Includes $2,842 in life insurance premiums and Company contribution under its 401(k) Plan of $3,941.
(5)	Represents Company contribution under its 401(k) Plan.
(6)	Includes $5,205 in life insurance premiums and Company contribution under its 401(k) Plan of $4,319.
(7)	Mr. Cahill's employment began on June 1, 2004.
(8)	Mr. Jaggers employment begain on April 1, 2005.

Employment Agreements

Donald F. Schenkel

On January 17, 2006, the Company entered into a new employment agreement with Donald F. Schenkel, the Company’s Chairman, President and Chief Executive Officer, which replaced Mr. Schenkel’s prior employment agreement dated January 1, 2002 and previously amended on January 29, 2004. The initial term of Mr. Schenkel’s new agreement is three (3) years, through December 31, 2008. However, the term of employment will automatically renew for up to two additional one-year extensions, unless either party gives notice that the term not be extended.

Mr. Schenkel’s compensation during the initial term consists of a base salary of $270,000, which may be increased (but not decreased) during the term, at the discretion and upon the recommendation of the Compensation Committee, together with a performance-based or a discretionary bonus, upon the recommendation of the Compensation Committee to the Board of Directors, of not less than 20% nor more than 100% of Mr. Schenkel’s base salary.

The new Employment Agreement contemplates that if, during the initial or extended term, Mr. Schenkel wishes to reduce the level of his day-to-day responsibilities and to continue his duties as an active but non-CEO Chairman, he may do so, in coordination with the Board of Directors, but at a base salary reduced to 65% of the then applicable base salary.

The Company also on January 17, 2006, amended and restated the Tower Financial Corporation Supplemental Executive Retirement Plan, or “SERP,” under which Mr. Schenkel is the sole current participant, which was originally entered into in January 2002 and amended and restated in 2004. The amended and restated SERP, which provides unfunded monthly lifetime retirement benefits, increases the retirement benefit level from 35% of Mr. Schenkel’s highest annual base salary to 65% of his highest annual base salary, once he reaches Normal Retirement Age. Normal Retirement Age as defined under the SERP is age 70. If Mr. Schenkel were to retire prior to age 70, then the SERP benefit factor would be reduced as follows:

Age	%
69	60
68	55
67	50
66	45
65	40
64	35

If Mr. Schenkel dies either prior to, or while receiving benefits under the SERP, his surviving spouse shall receive a death benefit in a lump sum amount equal to the amount of the remaining SERP benefit accrued on the books of the Company as of the date of the participants death. The estimated present value of the accrued benefits under the SERP is approximately $1,810,000.

Mr. Schenkel is also eligible to participate in such of the Company’s deferred compensation, 401(k), health insurance and stock option, restricted stock or other equity-based incentive plans that may be adopted by the Company from time to time, although the Board, in the exercise of its discretion, may amend or terminate any such plan.

During the term of Mr. Schenkel’s Employment Agreement, the Company, through a Company-owned life insurance policy on Mr. Schenkel’s life, is required to provide Mr. Schenkel with a life insurance death benefit, payable to Mr. Schenkel’s designated beneficiary, in an amount not less than Eight Hundred Fifty Thousand Dollars ($850,000). Upon termination of Mr. Schenkel’s employment or upon his retirement, Mr. Schenkel has the right but not the obligation, upon written notice to the Company, to purchase such life insurance policy for an amount, payable in cash to the Company, equal to the cash surrender value of the policy.

In the event of termination by Mr. Schenkel’s death or disability or by the Company for “cause” (as those terms are defined), the Company is required to pay Mr. Schenkel or his estate a lump-sum equal to any earned but unpaid base salary to the date of death or termination and, at the discretion of the Compensation Committee, any pro rata bonus for the calendar year in which the death or termination occurred. If the Company terminates Mr. Schenkel without cause, the Company is required to pay Mr. Schenkel the present value, discounted at 6%, of his unpaid base salary for the balance of his then-remaining term and, at the discretion of the Compensation Committee, any pro rata portion of the bonus for the partial calendar year to the date of termination.

The Employment Agreement prohibits Mr. Schenkel from competing with the Company during the period of his employment and for a minimum of eighteen months thereafter.

Other Executives

The Company also has an employment agreement, effective April 25, 2002, with Curtis A. Brown, the Executive Vice President and Chief Lending Officer of the Bank, which specifies an initial term of three (3) years, with automatic three-year renewals, unless earlier terminated. Mr. Brown’s current base salary is $175,000, and he was granted incentive compensation during 2005 of $78,160. He is also eligible to participate in the Company’s deferred compensation, 401(k), health insurance and stock option, restricted stock or other equity-based incentive plans that may be adopted by the Company from time to time, subject to the Company’s right, in the exercise of its discretion, to amend or terminate any such plan. In the event of termination by the executive with “good reason” or by the Company without cause (as those terms are defined), the Company is obligated to pay Mr. Brown a lump sum equal to the greater of two times his base salary at the then effective rate or his base salary at the then effective rate for the remaining term of the agreement. In the event of a change in control, if Mr. Brown’s employment is terminated within a specified period subsequent to the change in control, either by the new company without cause or by Mr. Brown for good reason, Mr. Brown would be entitled to receive a lump sum severance benefit of 2.99 times his base salary and an average bonus payment calculated at 2.99 times the three year average of the bonuses awarded Mr. Brown under the Company’s incentive plans for the last three completed calendar years prior to the termination. The agreement prohibits Mr. Brown from competing with the Company during the period of his employment and for a minimum of two years thereafter.

The Company also entered into an employment agreement effective April 25, 2002, with Gary D. Shearer, Executive Vice President and Trust Officer of the Bank, for an initial term of two (2) years, with automatic two-year renewals, unless earlier terminated. Mr. Shearer’s current base salary is $137,500, and, during 2005, he was granted incentive compensation of $55,960. He is also eligible to participate in such of the Company’s deferred compensation, 401(k), health insurance and stock option, restricted stock or other equity-based incentive plans that may be adopted from time to time, subject to the Company’s right to amend or terminate such plans. In the event Mr. Shearer terminates his employment for good reason or the Company terminates Mr. Shearer’s employment without cause (as those terms are defined), the Company is required to pay Mr. Shearer a lump sum equal to two times his base salary at the then effective rate. In the event of a change in control, if the new company terminates Mr. Shearer’s employment without cause or he terminates for good reason, within a specified period subsequent to the change in control, Mr. Shearer will be entitled to receive a lump sum severance payment of two years base salary and an average bonus payment calculated at two times the three-year average of the bonuses awarded him under the Company’s incentive plans for the last three completed calendar years prior to termination.

On June 1, 2004, the Company entered into an agreement with Michael D. Cahill, the Company’s Executive Vice President and Chief Financial Officer. The agreement only addresses compensation to be paid to Mr. Cahill upon his termination and does not address any other terms of employment. In the event that the Company terminates Mr. Cahill’s employment without cause (as such term is defined), the Company will pay Mr. Cahill a lump sum equal to 18 months’ base salary at the then effective rate being paid to him. Mr. Cahill’s current base salary is $160,000, and during 2005 he received incentive compensation of $72,000.

Deferred Compensation

Certain highly compensated employees, as defined in the Internal Revenue Code, are eligible to participate in an unfunded non-qualified deferred compensation plan (the "Deferred Compensation Plan"), effective January 1, 2002. An employer contribution may be made on behalf of each of the participants, in the sole discretion of the Compensation Committee, not to exceed 20% of bonuses otherwise payable under the Company's bonus program. The Deferred Compensation Plan also allows for employee deferrals, but this feature has not been effectuated. Employer contributions are 100% vested at the end of the third year after the Plan Year for which the contributions was made.

The declared interest rate for 2005 on deferred amounts is 4%, compounded quarterly. The rate for 2006 has been set at 4.33%, compounded quarterly. Distributions are made upon termination of employment. Messrs. Brown, Shearer, Cahill, Schenkel, Jaggers, and two other Bank officers are participants under the Deferred Compensation Plan.

Mr. Schenkel is the only participant under the SERP. The estimated present value of the accrued benefit under the SERP, payable to Mr. Schenkel in monthly installments for life upon retirement at normal retirement age, is approximately $1,810,000.

Compensation of Directors

Each non-employee director received an annual retainer of $2,000 and an attendance fee of $300 per each board meeting and $250 for each committee meeting attended in 2005. The Company paid an additional retainer of $1,250, $1,000, and $750 to the chairman of audit committee, compensation committee, and corporate governance committee, respectively. Additionally, the Company paid an annual retainer of $750 to each non-employee, non-chairman member of the compensation committee. For the year ended December 31, 2005, total directors fees paid were $123,879.

On January 1, 2002, the Board of Directors adopted the Deferred Compensation Plan for Non-Employee Directors (the “Directors Deferred Plan”). The Directors Deferred Plan allows each non-employee director to defer payment of director fee and attendance fee compensation earned during each quarter. A director must make an election whether or not to participate in the Directors Deferred Plan. The Board of Directors administers the Directors Deferred Plan. Prior to 2006,deferred balances in the plan accrued interest at 4%. The interest rate is subject to change from time to time by the Compensation Committee of the Board of Directors. The rate for 2006 has been set at 4.33%, compounded quarterly and was determined using the average rate for five-year treasuries as reported by the Wall Street Journal during the last week of 2005. The interest rate will be adjusted annually using this described methodology. The Directors Deferred Plan allows for payments of deferred compensation upon the earlier of 10 years from the time a director becomes a participant in the plan or retirement from the Board, in a lump sum amount or a maximum of four installment payments. Those directors participating in the Directors Deferred Plan are Callen, Gouloff, Henry, Mantravadi, D. Niezer, W. Niezer, Ruffolo, Smith, Tippmann, and Walters. Of the directors fees paid during 2005, $104,996 was deferred under the Directors Deferred Plan.

Each director of the Company currently serves as a director of the Bank. In such capacity, non-employee directors of the Bank received an annual retainer of $2,000 and an attendance fee of $250 per Bank board meeting and Bank committee meeting attended in 2005. Additionally, the non-employee members of the Banks Loan and Investment Committee received an annual retainer of $1,000 each.

Stock Options

On December 14, 1998, the Board of Directors and the Company’s then sole stockholder adopted the 1998 Stock Option and Incentive Plan (the “1998 Stock Option Plan”). Under the 1998 Stock Option Plan, the Company may award incentive and non-qualified stock options and performance shares to employees and directors of the Company and the Bank. The aggregate number of shares of common stock that may be awarded under the 1998 Stock Option Plan is 310,000, subject to adjustment in certain events. No individual participant may receive awards for more than 75,000 shares in any calendar year. As of December 31, 2005, options to purchase 235,171 shares of common stock were outstanding under the 1998 Stock Option Plan.

On April 17, 2001, the Board of Directors and the shareholders of the Company adopted the 2001 Stock Option and Incentive Plan (the “2001 Stock Option Plan” and together with the 1998 Stock Option Plan, the “Stock Option Plans”). Under the 2001 Stock Option Plan, the Company may award incentive and non-qualified stock options and performance shares to employees and directors of the Company and the Bank. The aggregate number of shares of common stock that may be awarded under the 2001 Stock Option Plan is 125,000, subject to adjustment in certain events. No individual participant may receive awards for more than 75,000 shares in any calendar year. As of December 31, 2005, options to purchase 117,125 shares of common stock were outstanding under the 2001 Stock Option Plan.

All authorized options under both the 1998 Stock Option Plan and under the 2001 Stock Option Plan have now been granted, and no further options may be granted under either or both of these Plans. Both of these Plans will continue in existence so long as there are unexercised stock options issued and outstanding under one or the other of the Plans.

The Compensation Committee administers the Stock Option Plans. With respect to stock options under the Stock Option Plans that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the option price had to be at least 100% (or, in the case of a holder of more than 10% of the common stock, 110%) of the fair market value of a share of common stock on the date of the grant of the stock option. The Compensation Committee established, at the time the options were granted, the exercise price of options that did not qualify as incentive stock options (“non-qualified stock options”), which was not permitted to be less than 100% of the fair market value of a share of common stock on the date of grant. No incentive stock option granted under the Stock Option Plans may be exercised more than 10 years (or, in the case of a holder of more than 10% of the common stock, five years) from the date of grant or such shorter period as the Compensation Committee may determine at the time of the grant. Under each Stock Option Plan, the Compensation Committee may also make awards of performance shares, in which case the grantee would be awarded shares of common stock, subject to the Company’s satisfaction of performance goals determined by the Compensation Committee.

The following table provides information with respect to options granted by the Company under the Stock Option Plans during the year ended December 31, 2005 to the Named Executive Officers:

Option Grants in Last Fiscal Year

	Number of Securities Underlying	% of Total Options Granted to Employees in	Exercise or	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted	Fiscal Year	Base Price	Date	5%	10%
	______________
Michael D. Cahill	7,500	22.62%	$16.13	2015	$76,050	$192,825
Darrell L. Jaggers	7,500	22.62%	$14.25	2015	$67,200	$170,325
Darrell L. Jaggers	2,500	7.54%	$16.13	2015	$25,350	$64,275
Gary D. Shearer	2,000	6.03%	$16.13	2015	$20,280	$51,420

(1)	The options become exercisable annually in one-fourth increments over a four year period at grant date. The maximum option term is 10 years.

The following table provides information on the exercise of stock options during the year ended December 31, 2005 by the Named Executive Officers and the value of unexercised options at December 31, 2005:

Aggregated Option Exercises in the Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at 12/31/05		Value of Unexercised In-the-Money Options at 12/31/05
Name	Exercise	Realized	Exercisable / Unexercisable		Exercisable / Unexercisable (1)
			_______________________		________________________
Donald F. Schenkel	0	$0	56,679	4,250	$369,741	$15,163
Curtis A. Brown	0	0	27,750	4,250	167,238	15,163
Michael D. Cahill	0	0	3,125	16,875	3,125	24,303
Gary D. Shearer	0	0	15,875	4,125	118,569	9,371
Darrell L. Jaggers	0	-	-	10,000	-	22,800

(1)	The average of the closing bid and asked prices reported on the Nasdaq National Market System on December 31, 2005 was $17.20.

401(k) Plan

The Company established a 401(k) plan effective March 1, 1999 covering substantially all of its employees. The 401(k) plan allows employees to contribute up to 15% of their compensation. The Company may match a portion of the employees’ contributions and provides investment choices for the employees, including investment in common stock of the Company. In 2005, the Company made matching contributions to the plan totaling $130,000 which was 50% of each participant’s contribution up to a maximum of 6% of each participant’s compensation. Matching contributions are vested equally over a six-year period. The Board of Directors and management approve Company matching contributions to the 401(k) plan annually.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans as of December 31, 2005.

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)

Equity compensation plans approved by shareholders (1)	352,296	$11.213	-

Equity compensation plans not approved by shareholders	-	-	-

Total	352,296	$11.213	-

(1)	Consists of the 1998 Stock Option and Incentive Plan and the 2001 Stock Option and Incentive Plan.

Shareholder Return Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks only) and the Nasdaq Bank Stocks Index from January 29, 1999 (the date of the Company’s initial public offering) through December 31, 2005. The following information is based on an investment of $100 on January 29, 1999 in the Company’s Common Stock at the market close on that day, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested where applicable.

The comparisons shown in the graph below are based on historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of the Company’s Common Stock.

	Period Ending
Index	01/29/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Tower Financial Corporation	$100.000	$71.084	$114.795	$122.313	$144.578	$144.578	$165.703
Nasdaq Total US Index	100.000	97.667	77.522	53.596	80.131	87.140	88.988
Nasdaq Bank Index	100.000	112.630	121.942	124.829	160.597	183.827	179.537

The foregoing Performance Graph shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph by reference in any such document.

RELATED PARTY TRANSACTIONS

Related party transactions are subject to the review and approval of the Company’s Audit Committee, which is composed exclusively of independent directors.

Banking Transactions

Directors and officers of the Company and the Bank and the companies with which they are associated have banking and other transactions with the Company and the Bank in the ordinary course of business. Any loans and commitments to lend to such affiliated persons or entities are made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness and may not involve more than normal risk or present other unfavorable features to the Company and the Bank. Management believes that all transactions between the Company or the Bank on one hand, and any officer, director, principal shareholder, or other affiliate of the Company or the Bank on the other hand, are on terms no less favorable to the Company or the Bank than could be obtained on an arm’s-length basis from unaffiliated third parties. As of December 31, 2005, the Bank had 70 outstanding loans to the directors and executive officers of the Company and the Bank totaling $14,447,317 and an aggregate amount under commitment, including these outstanding loans, totaling $19,916,288.

Lease of Headquarters Building

The Company leases its headquarters facility from Tippmann Properties, Inc., agent for director John V. Tippmann, Sr. The original lease was a 10-year lease which commenced on January 1, 1999, with annual rental payments of $9.75 per square foot for the first two years of the lease and fixed increases at the rate of $1.25 per square foot every two years thereafter, ending at $14.75 per square foot for the last two years of the lease. Subsequent addenda to the lease have been signed as the Company expanded its staff and needed additional space. These addenda contain similar lease rates and have identical expiration dates as the original lease agreement. During 2001, the original lease term was extended to 15 years with the last five years rental rate being $14.75 per square foot. During 2004, an amendment was executed to add 8,336 square feet to the leased premises under the same terms as the original lease. The lease continues to provide for one renewal of 10 years at then prevailing market rates. Management believes that this lease is on terms no less favorable than could be obtained from unaffiliated third parties. In May 2005, the Bank leased 2,099 square feet of space on the 5th floor of the headquarters facility. The lease term is for one-year, however we anticipate adding this space to the original lease via an amendment during early 2006. The amendment will carry the same terms and conditions as the original lease. During 2005, the Company paid Tippmann Properties, Inc. approximately $603,605 for rent and various building expenses.

SHAREHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING

A proposal submitted by a shareholder for the 2007 Annual Meeting of Shareholders must be sent to the Secretary of the Company, 116 East Berry Street, Fort Wayne, Indiana, 46802, and received by November 10, 2006 in order to be eligible to be included in the Company's Proxy Statement for the meeting.

In order to be considered at the 2007 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws. The Company’s By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders’ meeting. With respect to annual meetings, the By-Laws provide that a shareholder of record entitled to vote at such meetings may nominate one or more persons for election as director or directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

The advance notice provisions in the Company’s By-Laws also provide that, for a special meeting of shareholders called for the purpose of electing directors, to be timely, a shareholder’s notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company’s By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

OTHER MATTERS

The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

Appendix A

TOWER FINANCIAL CORPORATION

2006 EQUITY INCENTIVE PLAN

1.              Purpose of the Plan and Available Awards.

1.1    Purpose. The purpose of this Tower Financial Corporation 2006 Equity Incentive Plan (“Plan”), effective upon approval by the Company’s Stockholders (the “Effective Date”), as contemplated by Section 1.2, is to create incentives designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to attract and retain qualified persons who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for awards of equity based incentives through the grant of Options, Restricted Stock Awards, Unrestricted Stock Awards, Stock Appreciation Rights and Performance Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Stock Appreciation Rights and Performance Awards to Eligible Directors, all subject to the conditions described in the Plan.

1.2    Establishment. The Effective Date of the Plan is the later to occur of January 1, 2006, or the date on which the holders of a majority of the outstanding shares of the Company’s common stock present, or represented, and entitled to vote at a meeting called for such purpose, approve the Plan, which approval must occur within twelve months after January 1, 2006. No Awards under the Plan may be granted prior to the date of stockholder approval.

1.3    Prior Plans. No options remain available for grant under the Company’s 1998 and 2001 Stock Option and Incentive Plans (the “Prior Plans”) and no further options will be authorized or issued under the Prior Plans. The Prior Plans will continue in effect, however, until all matters relating to the exercise of existing options and the administration of the Prior Plans have been settled.

2.              Definitions.

2.1    “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2    “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.4    “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right and a 409A Award.

2.5    “Award Agreement” means a written agreement between the Company and a holder of an Award, evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

2.7    “Board” means the Board of Directors of the Company.

2.8    “Business Combination” has the meaning set forth in Section 2.11(e).

2.9    “Cashless Exercise” has the meaning set forth in Section 6.3.

2.10   “Cause” means if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.11   “Change in Control” shall mean:

(a)   The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b)   The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)   The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d)   Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or

(e)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Corporation, or (ii) if applicable, the ultimate Parent Corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

2.12   “Code” means the Internal Revenue Code of 1986, as amended.

2.13   “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.14   “Common Stock” means the common stock of the Company.

2.15   “Company” means Tower Financial Corporation, an Indiana corporation.

2.16   “Company Voting Securities” has the meaning set forth in Section 2.11(d).

2.17   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Eligible Employee or an Eligible Director is not interrupted or terminated. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence.

2.18   “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.19   “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

2.20   “Director” means a member of the Board of Directors of the Company.

2.21   “Disability” means that the Optionholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.4 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.4 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2

2.22   “Eligible Director” means any member of the Board who is not an Eligible Employee.

2.23   “Eligible Employee” means any person employed by the Company or an Affiliate, as approved by the Committee.

2.24   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.25   “Fair Market Value” means, as of any date, the value of the Common Stock determined in good faith by the Administrator. The “Fair Market Value” of any share of Common Stock of the Company at any date shall be (a) if the Common Stock is traded on the Nasdaq National Market or is listed on any established stock exchange or exchanges, the last reported sale price per share on such date on the Nasdaq National Market or the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange or quoted on Nasdaq, an amount determined in good faith by the Administrator.

2.26   “Free Standing Rights” has the meaning set forth in Section 7.5(a).

2.27   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.28   “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director.

2.29   “Net Exercise” the meaning set forth in Section 6.3.

2.30   “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.31   “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.32   “Non-Qualifying Transaction” has the meaning set forth in Section 2.11(e).

2.33   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.34   “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.35   “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.36   “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.37   “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.38   “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.39   “Performance Award” means Awards granted pursuant to Section 7.3.

2.40   “Plan” means this Tower Financial Corporation 2006 Equity Incentive Plan.

2.41   “Prior Outstanding Options” means an option or other award that was granted under the Prior Plans and continued to be outstanding as of the Effective Date. The number of Prior Outstanding Options as of the Effective Date of this Plan is 352,296 shares.

3

2.42   “Prior Plans” means the Tower Financial Corporation 1998 and 2001 Stock Option and Incentive Plans.

2.43   “Related Rights” has the meaning set forth in Section 7.5(a).

2.44   “Restricted Period” has the meaning set forth in Section 7.1.

2.45   “Restricted Stock Award” means any Award granted pursuant to Section 7.1.

2.46   “Right of Repurchase” means the Company’s option to repurchase Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 7.4.

2.47   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.48   “SAR Amount” has the meaning set forth in Section 7.5(h).

2.49   “SAR Exercise Price” has the meaning set forth in Section 7.5(b).

2.50   “SEC” means the Securities and Exchange Commission.

2.51   “Securities Act” means the Securities Act of 1933, as amended.

2.52   “Stock Appreciation Right” means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

2.53   “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities or securities or rights convertible into voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.

2.54   “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

2.55   “Unrestricted Stock” means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.

2.56   “Unrestricted Stock Award” means any Award granted pursuant to Section 7.2.

3.               Administration.

3.1     Administration by Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5 (the group that administers the Plan is referred to as the “Administrator”).

3.2             Powers of Administrator. The Administrator shall have the power and authority to select and grant Awards to Participants, pursuant to the terms of the Plan.

3.3             Specific Powers. In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the term of any Award, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions; provided, however, that the Administrator may not, without the approval of the stockholders of the Company, (A) reprice or otherwise reduce the exercise price of unexercised Options, or (B) cancel previously granted Options and issue new Options to the same Optionholder at a lower exercise price. In addition, if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Options that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

4

3.4    Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5    The Committee.

(a)   General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, including the Compensation Committee, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b)   Committee Composition. The Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Administrator may (i) delegate to a committee of two or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of two or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. In addition, the Administrator may delegate its authority within specified parameters to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

3.6    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof ( provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

5

4.              Eligibility.

4.1    Eligibility for Specific Awards. Awards under the Plan may be granted to any Employees of the Company or any Affiliate who are designated by the Administrator to receive an Award. No Director who is not also an Employee shall be eligible to receive an Award under the Plan.

4.2    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.

5.              Shares Subject to Awards. The stock available for grant of Options and other Awards under the Plan shall be shares of the Company’s authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Awards granted under the Plan, including Incentive Stock Options, is one hundred fifty thousand (150,000) shares of Common Stock, subject to adjustment as provided in Section 6.13. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.

5.1    Section 162(m) Limitation. The maximum number of shares with respect to which Awards may be granted to any Employee in any one calendar year shall be 50,000 shares.

5.2    Reversion of Shares to Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or being fully vested, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, except for shares acquired pursuant to a Net Exercise transaction, such shares shall again be available for purposes of the Plan.

6.              Terms and Conditions of Options. Options granted under the Plan shall be evidenced by Option Agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Administrator shall from time to time approve. Each agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

6.1    Number of Shares Subject to Option. Each Option Agreement shall specify the number of shares subject to the Option.

6.2    Option Price. The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Option is granted.

6.3    Medium and Time of Payment. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator and upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, (ii) by the withholding of whole shares of Common Stock which would otherwise be delivered, having an aggregate Fair Market Value on the date of delivery equal to the exercise price (“Net Exercise”), (iii) during any period for which the Common Stock is publicly traded, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise (a “Cashless Exercise”); (iv) by a combination of any of such methods, or (v) in such other manner as the Administrator, in its discretion, either at the time of grant or thereafter, may provide. The Administrator may also, in its discretion, require as a condition of exercise that the optionee pay to the Company federal, state or local withholding or employment tax required by law, which payment may be made by any of the foregoing methods.

Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded, a Cashless Exercise or a Net Exercise or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act through a Net Exercise transaction is subject to pre-approval by the Administrator, in its sole discretion, which pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6

6.4    Term of Option. No Option granted to an Eligible Employee or an Eligible Director shall be exercisable after the expiration of the earliest of (a) six years after the date the Option is granted, (b) ninety days after the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates if such termination is for Cause, as determined by the Board or by the Committee in its sole discretion, or (d) one year after the date the Optionholder’s Continuous Service with the Company and its Affiliates terminates if such termination is a result of death or Disability, or death results within not more than ninety days of the date on which the Optionholder’s Continuous Service terminates; provided, however, that the Option Agreement for any Option may provide for shorter periods in each of the foregoing instances.

6.5    Exercise of Option. No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. The Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise.

To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full, in any ways permitted hereunder, of the purchase price for such shares.

6.6    No Transfer of Option. No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7    Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.8    Restriction on Issuance of Shares. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.

6.9    Investment Representation. Any Optionholder may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

6.10   Rights as a Stockholder or Employee. An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares covered by any Option until the date of issuance of a share certificate for such shares, or the shares have been duly transferred electronically. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property), distributions or other rights for which the record date is prior to the date such share certificate is issued or electronic transfer recorded, except as provided in Section 6.13. Nothing in the Plan or in any Option Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with any right of the Company or any Affiliate to terminate the Optionholder’s Continuous Service at any time.

6.11   No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

6.12   Exercisability in the Event of Death. In the event of the death of the Optionholder while he or she is an Eligible Employee or an Eligible Director of the Company or any of its Affiliates or within not more than ninety days of the date on which he or she ceased to be an Eligible Employee or an Eligible Director, any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of death, may be exercised by the Optionholder’s designated beneficiary, personal representatives, heirs, or legatees, subject to the provisions of Section 6.4 hereof.

6.13   Recapitalization or Reorganization of Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the Option rights granted under the Plan, and the exercise price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company.

7

6.14   Additional Requirements Under Section 409A. Each Option Agreement shall include or be deemed to include a provision whereby, notwithstanding any provision of the Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

6.15   Other Provisions. Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.

7.               Provisions of Awards Other Than Options.

7.1             Restricted Stock Awards. The Administrator may from time to time award (or sell at a purchase price determined by the Administrator) restricted Common Stock under the Plan to eligible Participants. Restricted Stock Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Stock Award shall be in such form and shall contain such terms, conditions and Restricted Periods, whether time based, performance based or both, as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Stock Award, at any time, including in the event a Change in Control occurs. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)   Purchase Price. The purchase price of Restricted Stock Awards shall be determined by the Administrator, and may be stated as cash, property or prior services.

(b)   Consideration. The consideration for Common Stock acquired pursuant to the Restricted Stock Award, if sold and not simply awarded, shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a full recourse secured promissory note, property or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(c)   Vesting. Shares of Common Stock acquired under the Restricted Stock Award may, but need not be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior services.

(d)   Termination of Participant’s Continuous Service. Unless otherwise provided in a Restricted Stock Award or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Stock Award acquired in consideration of prior or future services, and any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award shall be forfeited and the Participant shall have no rights with respect to the Award.

(e)   Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Award Agreement.

8

(f)   Concurrent Tax Payment. The Administrator, in its sole discretion, may also (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g)   Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Stock Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Stock Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2-1/2 months after the end of the Participant’s or the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later, or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

7.2    Unrestricted Stock Awards. The Administrator may, in its sole discretion, award (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any Participant, pursuant to which such individual may receive shares of Common Stock free of any vesting restriction (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

7.3    Performance Awards.

(a)   Nature of Performance Awards. A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares.

Performance goals shall be based on a pre-established objective formula or standard, measured over one or more performance periods, that specifies the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating, pre-tax or after-tax income (Company-wide or by operating units or division), earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects or improvement in cash-flow (before or after tax). The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.

Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine.

9

(b)   Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)   Rights as a Stockholder. A Participant receiving a Performance Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2-1/2 months after the end of the Participant’s or the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts, whichever is later, or (ii) such other date as may be necessary to avoid application of Section 409A to such Awards.

(d)   Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of Continuous Service (or business relationship) with the Company and its Affiliates for any reason.

(e)   Acceleration, Waiver, Etc. At any time prior to the Participant’s termination of Continuous Service (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 8, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including in the event a Change in Control occurs.

(f)   Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).

7.4    Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 7.4 (the “Right of Repurchase”). The Right of Repurchase shall be exercisable with respect to unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

7.5    Stock Appreciation Rights.

(a)   General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

(b)   Grant Requirements. A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(f) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR Exercise Price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c)   Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.5(b)(i) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.5(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.5(f) and Section 8. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

10

(d)   Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.5(b)(i) are satisfied.

(e)   Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

(f)   Additional Requirements under Section 409A. A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b)(i) shall satisfy the requirements of this Section 7.5 (f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provides that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.

8.             Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.

In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

8.1    Exercise and Distribution. No 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a)   Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

11

(b)   Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

(c)   Death. The date of death of the 409A Award recipient.

(d)   Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e)   Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(b) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f)   Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

8.2    Term. Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2-1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2-1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

8.3    No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a)   Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b)   Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(c)   Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

8.4    Definitions. Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(a)   “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Proposed Regulations § 1.409A-3(g)(5) and any subsequent guidance interpreting Code Section 409A).

(b)   “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

12

(c)   “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9.              Termination or Amendment of Plan. The Board may at any time terminate or amend the Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 6.13, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Awards granted under the Plan or other material modification of the requirements as to eligibility for participation in the Plan, no material increase in the benefits accruing to participants under the Plan, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof.

10.             General Provisions.

10.1    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.2    Recapitalizations. Each Option Agreement and Award Agreement shall contain provisions required to reflect the equitable adjustment provisions of Section 6.13 in the event of a corporate capital transaction.

10.3    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

10.4    Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

11.              Termination or Suspension of the Plan. The Plan shall terminate automatically on the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

12.              Choice of Law. The law of the State of Indiana shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

13